Exhibit 10.2
DRILLING RIGS
PURCHASE AND SALE AGREEMENT
     THIS DRILLING RIGS PURCHASE AND SALE AGREEMENT (this “Agreement “) is entered into as of January 4, 2008 (the “Effective Date”), by and between Bronco Drilling Company, Inc., a Delaware corporation (“Bronco”), Hays Trucking, Inc., an Oklahoma corporation and wholly-owned subsidiary of Bronco (“Hays”), and Challenger Limited, a company organized under the laws of the Isle of Man (“Buyer”). Bronco and Hays are collectively referred to herein as “Sellers”.
RECITALS
     WHEREAS, Bronco desires to sell to Buyer, and the Buyer desires to purchase from Bronco, the drilling rigs and related equipment described in Part 1 of the Inventory shown on Exhibit A (the “Drilling Rigs”) in accordance with the terms and conditions of this Agreement; and
     WHEREAS, Hays desires to sell to Buyer, and the Buyer desires to purchase from Hays, the vehicles and equipment that support the Drilling Rigs described in Part 2 of the Inventory shown on Exhibit A (the “Support Equipment”; the Support Equipment and the Drilling Rigs are collectively referred to herein as the “Property”) in accordance with the terms and conditions of this Agreement; and
     NOW, THEREFORE, in consideration for the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:
ARTICLE 1
Purchase and Sale
     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, (a) Bronco agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Bronco, free and clear of any and all liens, all of Bronco’s right, title and interest in and to the Drilling Rigs, and (b) Hays agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Hays, free and clear of any and all liens, all of Hays’s right, title and interest in and to the Support Equipment.
     1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Property is Thirteen Million Four Hundred Eight Thousand Four Hundred Fifty-Six Dollars (US$13,408,456), Two Million Forty Thousand Dollars (US$2,040,000) of which shall be paid by Buyer to Hays for the Support Equipment and Eleven Million Three Hundred Sixty-Eight Thousand Four Hundred Fifty-Six Dollars (US$11,368,456) of which shall be paid by Buyer to Bronco for the Drilling Rigs, as follows:
          (a) Payment to Hays. Buyer shall pay Two Million Forty Thousand Dollars (US$2,040,000) to Hays by wire transfer of immediately available funds to the account previously designated in writing by Hays to Buyer pursuant to the following schedule:
               (i) One Million Dollars (US$1,000,000) on the Closing Date, as defined herein (the “Closing Date Payment”);
               (ii) Seven Hundred Fifty Thousand Dollars (US$750,000) within thirty (30) days subsequent to the Closing Date; and

               (iii) Two Hundred Ninety Thousand Dollars (US$290,000) within seventy-five (75) days subsequent to the Closing Date.
          (b) Payment to Bronco. Buyer shall pay Eleven Million Three Hundred Sixty-Eight Thousand Four Hundred Fifty-Six Dollars (US$11,368,456) to Bronco by (i) delivering to Bronco at Closing a senior secured promissory note (the “Promissory Note”) in the form attached hereto as Exhibit B in the original principal amount of Ten Million Nine Hundred Eight Thousand Four Hundred Fifty-Six Dollars (US$10,908,456), payable in twelve consecutive equal quarterly installments of Nine Hundred Nine Thousand Thirty Eight Dollars (US$909,038), with the first payment thereon due one hundred twenty (120) days after the Closing Date, and (ii) the wire transfer within seventy-five (75) days subsequent to the Closing Date of Four Hundred Sixty Thousand Dollars (US$460,000) in immediately available funds to the account previously designated in writing by Bronco.
     1.3 As Is, Where Is Sale. Sale of the Property shall be on an “AS IS, WHERE IS” basis, without any obligation on the part of Sellers to load-out or transport the Property to a different location, and without any obligation on the part of the Sellers to incur any costs or expenses associated with the load-out or transportation of the Property.
     1.4 Damage to the Property. If any damage to the Property occurs prior to the Closing by reason of fire or other casualty which causes substantial damage to the Property, Sellers will give Buyer immediate notice of such event. Buyer may elect to terminate this Agreement by giving notice to Sellers after receiving the notice from Sellers of the substantial damage to the Property, in which event this Agreement and the respective rights and obligations of the parties hereunder shall terminate. If Buyer does not elect to terminate this Agreement, the parties shall proceed to close the transaction, and Bronco or Hays, as applicable, shall assign, by written instrument, any resulting insurance proceeds to Buyer. To the extent Bronco or Hays actually receive insurance proceeds for any such damage to the Drilling Rigs, such party shall assign any such insurance proceeds as are actually received to the Buyer.
     1.5 Markings. Upon Delivery of the Property to Buyer, Buyer shall change all markings which may appear on the Drilling Rigs so as to delete all references to “Bronco” and “Hays” as soon as reasonably possible.
     1.6 Assignment of Third Party Warranties. To the extent, and only to the extent, that Sellers have assignable rights under any warranty or service policy issued by any third party manufacturer, retailer or service company against defects in materials and workmanship with respect to the Property (it being understood by Buyer that there is no warranty or service policy with respect to the Property issued by Sellers or their affiliates), Sellers hereby assign, transfer and deliver to Buyer all of Sellers’ right, title, and interest in and to any and all such warranties. Upon Buyer’s request, Sellers will give Buyer reasonable assistance in enforcing the rights of Buyer arising under such warranties or service policies, but Buyer will reimburse Sellers on demand for reasonable costs and expenses (including attorney’s fees and expenses) incurred by Sellers in rendering such assistance. Sellers make no representation or warranty as to the assignability of any such rights or as to the validity or scope of any such rights.
ARTICLE 2
Closing
     2.1 Closing. The closing of the transactions contemplated in this Agreement (the “Closing”), shall take place at the offices of Bronco on or before January 31, 2008, or at such other time and place as the parties hereto may mutually agree (the “Closing Date”).
     2.2 Sellers’ Deliverables at Closing. At Closing, Bronco, with respect to the Drilling Rigs, and Hays, with respect to the Support Equipment, shall deliver to Buyer the following:

          (a) Delivery (as defined herein) of the Property;
          (b) a duly executed bill of sale in the form shown on Exhibit C (the “Bill of Sale”);
          (c) certificates and other documents of title with respect to all of the Property which documents of title have been issued, free and clear of any liens;
          (d) customary certificates certifying as to compliance with the terms of this Agreement;
          (e) any document, certificate or instrument reasonably requested by Buyer or otherwise necessary to consummate the transactions contemplated in this Agreement; and
          (f) certificates evidencing the payment of ad valorem taxes assessed against the Property for the year prior to the year of the Closing Date. Such ad valorem taxes for the year in which the Closing occurs shall be prorated between Sellers and Buyer as of the Closing Date. Bronco shall be charged for all such taxes on the Drilling Rigs and Hays shall be charged for all such taxes on the Support Equipment, in each case up to and including the Closing Date, and Buyer shall be charged for all of the same after the Closing Date. If the amount of the taxes for the year in which the Closing occurs is not known at Closing, then the taxes for the year in which the Closing occurs shall be prorated initially on the basis of the taxes for the previous year but when the amount of the taxes for the year in which the Closing occurs becomes known, such estimated proration shall be adjusted between the parties hereto (if necessary) so that such proration will be finally based upon the actual taxes for the year in which the Closing occurs. The obligations of the parties under this subparagraph shall survive the Closing.
     2.3 Delivery. “Delivery” of the Property shall mean and will be deemed to have occurred when Sellers take the following actions:
          (a) execute and deliver to Buyer the Bill of Sale; and
          (b) confirm in writing to Buyer that Sellers grants Buyer access to the facilities of Sellers at which the Property is located for a reasonable period of time after Closing in order to take possession and control of the Property and remove the Property from such facilities.
     2.4 Buyer’s Deliverables at Closing. At the Closing, Buyer shall deliver the following items:
          (a) to Hays, the Closing Date Payment, by wire transfer of immediately available funds to an account designated by Hays;
          (b) to Bronco, the Promissory Note; and
          (c) any document, certificate or instrument reasonably requested by Sellers or otherwise necessary to consummate the transactions contemplated in this Agreement.
ARTICLE 3
Representations and Warranties of Sellers
     Sellers hereby represent and warrant to Buyer that the following statements are true and correct as of the Effective Date and will be true and correct as of the Closing Date.

     3.1 Ownership and No Other Warranties.
          (a) Bronco warrants that (i) it is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, (ii) it has full power and authority to execute, deliver and perform this Agreement and any related document executed or to be executed in relation to this Agreement, (iii) it is the lawful owner of the Drilling Rigs and has the right to sell and convey the Drilling Rigs to Buyer, (iv) at the time of Delivery, the Drilling Rigs will be free of liens and encumbrances, (v) Part 1 of Exhibit A contains an accurate list of the Drilling Rigs and their specifications, (vi) the Drilling Rigs materially conform to such specifications, and (vii) it will defend the title to the Drilling Rigs against the claims of all persons whomsoever;
          (b) Hays warrants that (i) it is a corporation duly organized, legally existing and in good standing under the laws of the State of Oklahoma, (ii) it has full power and authority to execute, deliver and perform this Agreement and any related document executed or to be executed in relation to this Agreement, (iii) it is the lawful owner of the Support Equipment and has the right to sell and convey the Support Equipment to Buyer, (iv) at the time of Delivery, the Support Equipment will be free of liens and encumbrances, (v) Part 2 of Exhibit A contains an accurate list of the Support Equipment, and (vii) it will defend the title to the Support Equipment against the claims of all persons whomsoever.
          (c) EXCEPT FOR THE FOREGOING CLAUSES 3.1(a) and 3.1(b), SELLERS MAKE NO WARRANTIES (EXPRESS OR IMPLIED) AND ASSUME NO RESPONSIBILITY OR LIABILITY REGARDING THE PROPERTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH ANY FOREIGN OR DOMESTIC LAWS, RULES, OR REGULATIONS (INCLUDING BUT NOT LIMITED TO LAWS, RULES AND REGULATIONS CONCERNING HEALTH, SAFETY AND THE ENVIRONMENT) OR ANY PATENT INFRINGEMENT OR LATENT OR PATENT DEFECTS AND SELLERS SHALL IN NO EVENT BE LIABLE TO BUYER FOR ANY BREACH OF WARRANTY, EXPRESS OR IMPLIED, IN FACT OR IN LAW, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. FURTHERMORE, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, SELLERS SHALL NOT WARRANT OR ASSUME ANY RESPONSIBILITY OR LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INVENTORY PROVIDED (OR WHICH MAY BE PROVIDED) BY SELLERS IN CONJUNCTION WITH THE SALE AND PURCHASE OF THE PROPERTY.
     3.2 No Brokers. No agent, broker, investment banker, finder, financial advisor or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Sellers in connection with the transactions contemplated in this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on Sellers’ behalf.
ARTICLE 4
Representations and Warranties of Buyer
     Buyer represents and warrants to the Sellers as follows:
     4.1 No Brokers. No agent, broker, investment banker, finder, financial advisor or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Buyer in connection with the transactions contemplated in this Agreement and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on Buyer’s behalf.
     4.2 Sophisticated Purchaser. Buyer, as a drilling contractor, is a sophisticated purchaser of the Property, has inspected the Property to its complete satisfaction, is purchasing the Property on an “AS IS,” “WHERE IS,” basis, without any warranty, either express or implied, based on its inspection and knowledge of drilling equipment, drilling rigs, trucking equipment and cranes and not on any representation made by Seller or any of its affiliates or representatives as to the physical condition, design, operation or fitness for a particular purpose.
     4.3 Payments. All payments due to Seller hereunder shall be made with funds that are from legitimate sources in connection with Seller’s regular business activities and that were not and are not directly or indirectly derived from activities that may contravene Laws of any Governmental Authority, including anti-money laundering laws and regulations.
     4.4 Prohibited Transactions. To the knowledge of Buyer, neither of (i) Buyer, (ii) any person controlling or controlled by Buyer, (iii) any person with a beneficial interest in Buyer, nor (iv) any person for whom Buyer is acting as agent or nominee in connection with the transactions contemplated herein, is a country, territory, individual or entity described or designated in the Specially Designated Nationals and Blocked Persons List of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in section 1 of the Anti-Terrorism Order or prohibited under any program administered by OFAC. To the knowledge of Buyer, no such person engages in transactions with any such person.
     4.5 Full Disclosure. All documents and other papers delivered by or on behalf of Buyer in connection with this Agreement and the transactions contemplated herein are true, correct and complete. The information furnished by or on behalf of Buyer in connection with this Agreement and the transactions contemplated herein do not contain any untrue statement of material fact and do not omit to state any material fact necessary to make the statements made, in the context in which they were made, false or misleading.
ARTICLE 5
Post-Closing Agreements
     Each party, as applicable, covenants and agrees to do the following from and after the Closing Date:
     5.1 Further Actions. Each of Bronco and Hays, as applicable, shall execute and deliver at its own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably necessary in order to more effectively convey and transfer to Buyer the Drilling Rigs and Support Equipment, to aid and assist in reducing to possession or exercising rights with respect to the Drilling Rigs and Support Equipment, or to consummate any of the transactions contemplated in this Agreement.
     5.2 Ad Valorem and Transfer Taxes. Ad valorem taxes attributable to the Property for periods ending on the day immediate preceding the Closing Date shall be the responsibility of the applicable Seller, and ad valorem taxes attributable to the Property for periods on and after the Closing Date shall be the responsibility of Buyer. Buyer shall be responsible for the timely payment of, and shall indemnify and hold harmless Sellers against, Buyer’s portion of all ad valorem taxes and all sales (including, without limitation, bulk sales), use, value added, transfer, documentary, stamp, gross receipts, license, registration, conveyance, excise and other similar taxes and fees (collectively, “Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Buyer shall prepare and timely file all tax returns required to be filed with respect to such Transfer Taxes (including, without limitation, all notices required to be given with respect to such Transfer Taxes); provided, however, Sellers shall be permitted to prepare any such tax returns that are the primary responsibility of Sellers under applicable law.
ARTICLE 6
Indemnities
     6.1 Sellers’ Indemnities.
          (a) BRONCO HEREBY AGREES TO BE RESPONSIBLE FOR, PROTECT,

INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AND INSURERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND CAUSES OF ACTION (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) MADE AGAINST THE DRILLING RIGS OR, ALTERNATIVELY, AGAINST BUYER OR ANY SUBSIDIARY OR AFFILIATE THEREOF WHICH RELATE TO: (I) BRONCO, OR ITS SUBSIDIARIES OR AFFILIATES, OCCUPATION AND USE OF THE DRILLING RIGS OR THEIR OWNERSHIP AND OPERATION INCURRED OR LEVIED BY ANY PERSON, ENTITY OR GOVERNMENTAL AUTHORITY PROVIDED THAT SUCH CLAIM, DEMAND, COST OR CAUSE OF ACTION ARISES FROM EVENTS WHICH OCCUR OR ARE DEEMED TO HAVE OCCURRED PRIOR TO DELIVERY OF THE DRILLING RIGS TO BUYER AS PROVIDED IN ARTICLE 2.2; OR (II) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS OF BRONCO CONTAINED IN THIS AGREEMENT.
          (b) HAYS HEREBY AGREES TO BE RESPONSIBLE FOR, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AND INSURERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND CAUSES OF ACTION (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) MADE AGAINST THE SUPPORT EQUIPMENT OR, ALTERNATIVELY, AGAINST BUYER OR ANY SUBSIDIARY OR AFFILIATE THEREOF WHICH RELATE TO: (I) HAYS, OR ITS SUBSIDIARIES OR AFFILIATES, OCCUPATION AND USE OF THE SUPPORT EQUIPMENT OR THEIR OWNERSHIP AND OPERATION INCURRED OR LEVIED BY ANY PERSON, ENTITY OR GOVERNMENTAL AUTHORITY PROVIDED THAT SUCH CLAIM, DEMAND, COST OR CAUSE OF ACTION ARISES FROM EVENTS WHICH OCCUR OR ARE DEEMED TO HAVE OCCURRED PRIOR TO DELIVERY OF THE SUPPORT EQUIPMENT TO BUYER AS PROVIDED IN ARTICLE 2.2; OR (II) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS OF HAYS CONTAINED IN THIS AGREEMENT.
     6.2 Buyer Indemnities. BUYER HEREBY AGREES TO BE RESPONSIBLE FOR, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS SELLERS, THEIR SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND INSURERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND CAUSES OF ACTION (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) MADE AGAINST THE PROPERTY OR, ALTERNATIVELY, AGAINST SELLERS OR ANY SUBSIDIARY OR AFFILIATE THEREOF WHICH RELATE TO: (I) BUYER’S OR ITS SUBSIDIARIES OR AFFILIATES, OCCUPATION AND USE OF THE PROPERTY OR THEIR OWNERSHIP AND OPERATION INCURRED OR LEVIED BY ANY PERSON, ENTITY OR GOVERNMENTAL AUTHORITY PROVIDED THAT SUCH CLAIM, DEMAND, COST OR CAUSE OF ACTION ARISES FROM EVENTS WHICH OCCUR OR ARE DEEMED TO HAVE OCCURRED AFTER DELIVERY OF THE PROPERTY TO BUYER AS PROVIDED IN ARTICLE 2.2, OR (II) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS OF BUYER CONTAINED IN THIS AGREEMENT.
ARTICLE 7
Miscellaneous
     7.1 Governing Law; Attorneys’ Fees. This Agreement and shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Oklahoma, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

     7.2 Arbitration. A party who desires to submit a Dispute for resolution shall commence the dispute resolution process by providing the other parties to the Dispute written notice of the Dispute (“Notice of Dispute”). The Notice of Dispute shall identify the parties to the Dispute and contain a brief statement of the nature of the Dispute and the relief requested. The submission of a Notice of Dispute shall toll any applicable statutes of limitation related to the Dispute, pending the conclusion or abandonment of dispute resolution proceedings under this Section 7.2.
     Any Dispute shall be exclusively and definitively resolved through final and binding arbitration, it being the intention of the parties that this is a broad form arbitration agreement designed to encompass all possible disputes. Unless otherwise agreed by all parties to the Dispute, the place of arbitration shall be Oklahoma City, Oklahoma. The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) (as then in effect) (the “Rules”). The arbitration shall be conducted by three arbitrators, unless all parties to the Dispute agree to a sole arbitrator within 30 days after the filing of the arbitration. For greater certainty, for purposes of this Section 7.2, the filing of the arbitration means the date on which the claimant request for arbitration is received by the other parties to the Dispute. If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the Dispute. If the parties to the Dispute fail to agree on the arbitrator within 30 days after the filing of the arbitration, then the ICC shall appoint the arbitrator. If the arbitration is to be conducted by three arbitrators, then each party to the Dispute shall appoint one arbitrator within 30 days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within 30 days after the latter of the two arbitrators has been appointed by the parties to the Dispute. If a party to the Dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the ICC shall appoint the remainder of the three arbitrators not yet appointed.
     The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction. All notices required for any arbitration proceeding shall be deemed properly given if sent in accordance with Section 7.5.
     All arbitrators shall be and remain at all times wholly impartial, and, once appointed, no arbitrator shall have any ex parte communications with any of the parties to the Dispute concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding arbitrator, where applicable.
     Without limiting the generality of the foregoing, any party to the Dispute may have recourse to and shall be bound by the Pre-arbitral Referee Procedure (as defined in the Rules). The arbitral tribunal is authorized to award costs and attorneys’ fees and to allocate them between the parties to the Dispute. The costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal. The arbitral award shall be made and payable in United States Dollars, free of any tax or other deduction. The parties waive their rights to claim or recover, and the arbitral tribunal shall not award, any punitive, multiple, or other exemplary damages (whether statutory or common law) except to the extent such damages have been awarded to a third party and are subject to allocation between or among the parties to the Dispute. To the extent permitted by law, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of any such decision or award before a court or any governmental authority, is hereby waived by the parties except with respect to the limited grounds for modification or non-enforcement provided by any applicable arbitration statute or treaty.
     7.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of all other parties and any attempted assignment without such consent shall be null and void; provided, however, Buyer may assign all of its rights and obligations hereunder to one of its affiliates.
     7.4 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto), the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties regarding Buyer’s purchase, and Sellers’ sale, of the Property and supersede any other agreement, written or oral, with regard to the subject matter hereof, including, without limitation, that certain Letter Agreement, dated as of November 15, 2007, by and between Bronco and Buyer. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.
     7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.
     If to Sellers:
Bronco Drilling Company, Inc.
16217 N. May Avenue
Edmond, OK 73013
United States of America
Attn: David Treadwell and Mark Dubberstein
Tel: 405.242.4444
Fax: 405.285.9234
     If to Buyer:
Challenger Limited
Regional Office – M.E.Q. Africa
1 El Moshier Ahmed Ismail Street
Heliopolis 11361
Cairo, Egypt
Attn: Hatem Fakhr
Tel: +202 2268 2810
Fax: +202 2267 6122
     7.6 No Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties. A person who is not a party to this Assignment has no right under the Contracts (Rights of Third Parties) Act 1999 as enacted under the laws of England and Wales, or otherwise, to enforce any term of this Assignment but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999, or otherwise.
     7.7 Severability. If any provision of this Agreement becomes or is declared by a tribunal of competent jurisdiction to be illegal, unenforceable or void, the portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such tribunal will replace such illegal, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void, or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

     7.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement.
     7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to an Article or an Exhibit herein are references to an Exhibit or Article of this Agreement. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
     7.10 Expenses. Except as otherwise expressly provided herein, each party hereto will bear its respective costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants.
     7.11 Knowledge. When a representation or warranty in Articles 3 and 4 is made to the knowledge of a party, it means actual knowledge of such fact or matter by, or actual knowledge of such fact or matter by any executive officer of such party.
     7.12. Damages. Notwithstanding anything in this Agreement to the contrary, Sellers shall not be liable for any incidental or consequential damages (including strict or absolute liability in tort) caused or alleged to be caused directly or indirectly by the Property or any inadequacy thereof or deficiency or defect therein or by any incident whatsoever in connection therewith.
     7.13 Public Disclosure. Each party to this Agreement agrees with the other party hereto that, except as may be required to comply with applicable law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by applicable law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement, which shall include presenting to the other party hereto any draft press release or similar disclosure and permitting such other party to review and comment thereon.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.
BRONCO DRILLING COMPANY, INC.

By:	/s/ David C. Treadwell
Name:	David C. Treadwell
Title:	General Counsel and Asst. Secretary
HAYS TRUCKING, INC.

By:	/s/ David C. Treadwell
Name:	David C. Treadwell
Title:	Vice President and General Counsel
CHALLENGER LIMITED

By:	/s/ Yalmez Salah El Din Ali Tatanaki
Name:	Yalmez Salah El Din Ali Tatanaki
Title:	Director

By:	/s/ Abdullatif Janahi
Name:	Abdullatif Janahi
Title:	Vice Chairman

EXHIBIT A
To
Drilling Rigs Purchase and Sale Agreement
Between
Bronco Drilling Company, Inc.,
Hays Trucking, Inc.
And
Challenger Limited
INVENTORY
(see attached)

EXHIBIT B
To
Drilling Rigs Purchase and Sale Agreement
Between
Bronco Drilling Company, Inc.,
Hays Trucking, Inc.
And
Challenger Limited
PROMISSORY NOTE
(see attached)

EXHIBIT C
To
Drilling Rigs Purchase and Sale Agreement
Between
Bronco Drilling Company, Inc.,
Hays Trucking, Inc.
And
Challenger Limited
BILL OF SALE
Date: January 4, 2008
     This is a Bill of Sale by BRONCO DRILLING COMPANY, INC., a company existing under the laws of the State of Delaware (“Bronco”), with offices at 16217 N. May Avenue, Edmond, Oklahoma, HAYS TRUCKING, INC., a company existing under the laws of the State of Oklahoma (“Hays”), with officers at 16217 N. May Avenue, Edmond, Oklahoma, and CHALLENGER LIMITED, a company organized under the laws of the Isle of Man (“Buyer”), with offices at 1 El Moshier Ahmed Ismail Street, Heliopolis 11361, Cairo, Egypt.
     1. For valuable consideration received, (a) Bronco hereby sells and conveys to Buyer the drilling rigs and related equipment listed in Part 1 of the Inventory on Annex A to this Bill of Sale (the “Drilling Rigs”), and (b) Hays hereby sells and conveys to Buyer the trucks, crane and related equipment listed in Part 2 of the Inventory on Annex A to this Bill of Sale (the “Support Equipment”). The Drilling Rigs and Support Equipment being collectively referred to herein as the “Property”.
     2. Bronco, for itself and its respective successors and assigns, does hereby warrant to Buyer and its respective successors and assigns, that the Drilling Rigs are free and clear of all encumbrances, debts, liens, mortgages, charges, claims or attachments whatsoever, and that Bronco will warrant and defend title to the Drilling Rigs against all claims whatsoever and by whomsoever.
     3. Hays, for itself and its respective successors and assigns, does hereby warrant to Buyer and its respective successors and assigns, that the Support Equipment is free and clear of all encumbrances, debts, liens, mortgages, charges, claims or attachments whatsoever, and that Hays will warrant and defend title to the Support Equipment against all claims whatsoever and by whomsoever.
     THE DRILLING RIGS AND THE SUPPORT EQUIPMENT ARE SOLD “AS IS-WHERE IS”. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, AND NEITHER BRONCO NOR HAYS MAKES ANY WARRANTIES (EXPRESS OR IMPLIED) AND ASSUMES NO RESPONSIBILITY OR LIABILITY REGARDING ANY OF SUCH PROPERTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH ANY FOREIGN OR DOMESTIC LAWS, RULES, OR REGULATIONS (INCLUDING BUT NOT LIMITED TO LAWS, RULES AND REGULATIONS CONCERNING HEALTH, SAFETY AND THE ENVIRONMENT) OR ANY PATENT INFRINGEMENT OR LATENT OR PATENT DEFECTS AND NEITHER BRONCO NOR HAYS SHALL IN ANY EVENT BE LIABLE TO BUYER FOR ANY BREACH OF WARRANTY, EXPRESS OR IMPLIED, IN FACT OR IN LAW, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. FURTHERMORE, NEITHER BRONCO NOR HAYS WARRANT OR ASSUME ANY RESPONSIBILITY OR LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INVENTORY PROVIDED (OR WHICH MAY BE PROVIDED) BY BRONCO OR HAYS IN CONJUNCTION WITH THE SALE OF THE PROPERTY TO BUYER.

     3. This Bill of Sale shall bind and benefit any permitted successor and assign of Bronco or Hays.
[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.
BRONCO DRILLING COMPANY, INC.

By:

Name:

Title:

HAYS TRUCKING, INC.

By:

Name:

Title:

AGREED TO AND ACCEPTED:
CHALLENGER LIMITED

By:

Name:

Title:

By:

Name:

Title:

ANNEX A
TO
BILL OF SALE
Between
BRONCO DRILLING COMPANY, INC.,
HAYS TRUCKING, INC.
And
CHALLENGER LIMITED
Inventory
(see attached)